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                                                                      EXHIBIT 23
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                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



The Board of Directors,
Worthen Banking Corporation

We consent to the incorporation by reference in Registration Statement Numbers 33-7733, as amended, and 33-68214 on Forms S-8 of Worthen Banking Corporation of our report dated June 10, 1994, relating to the statements of net assets available for plan benefits of the Savings and Profit Sharing Plan for Employees of Worthen Banking Corporation as of December 31, 1993 and 1992 and the related statements of changes in net assets available for plan benefits and related schedules for the years then ended which report appears in the December 31, 1993 Annual Report on Form 11-K of The Savings and Profit Sharing Plan for Employees of Worthen Banking Corporation.



                                       KPMG Peat Marwick



Little Rock Arkansas
June 29, 1994